Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301-1908

Tel: (650) 470-4500

Fax: (650) 470-4570

www.skadden.com

December 31, 2003

Kinetic Concepts, Inc.

8023 Vantage Drive

San Antonio, Texas  78265-9508

Re:                                Kinetic Concepts, Inc.

Registration Statement on Form S-4 (Registration No. 333-109217)

Ladies and Gentlemen:

We have acted as special counsel to Kinetic Concepts, Inc. (the “Issuer”), a Texas corporation (the “Issuer”) and each of the Guarantors (as defined in Schedule I hereto) in connection with the offer of up to $205,000,000 aggregate principal amount of Series B 7 3/8 % Senior Subordinated Notes due 2013 (the “New Notes”) of the Issuer.  The Indenture, dated August 11, 2003 (the “Indenture”), by and among the Issuer, the Guarantors and U.S. Bank, N.A., as trustee (the “Trustee”), provides for the guarantee of the New Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture.  The New Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding Series A 7 3/8% Senior Subordinated Notes due 2013 of the Issuer (the “Old Notes”) under the Indenture, as contemplated by the Registration Rights Agreement, dated August 11, 2003 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, Goldman Sachs & Co., J.P. Morgan Securities, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)                                  the Registration Statement on Form S-4 relating to the New Notes filed the Securities and Exchange Commission (the “Commission”) on September 29, 2003 under the Act (as amended by Amendment No. 1 filed with the Commission on October 24, 2003, Amendment No. 2 filed with the Commission on November 21, 2003 and Amendment No. 3 filed with the Commission on December 31, 2003, the “Registration Statement”);

(b)           the form of the New Notes;

(c)            the Guarantees;

(d)                                 an executed copy of the Indenture;

(e)                                  the Certificate of Incorporation of each of the Guarantors identified on Schedule I hereto as being incorporated under the laws of the State of Delaware (the "Delaware Guarantors"), as certified by the Secretary of the State of the State of Delaware;

(f)                                    the Bylaws of each of the Delaware Guarantors, as currently in effect;

(g)                                 certain resolutions adopted by the members of the Boards of Directors of each of the Delaware Guarantors relating to the Exchange Offer, the Indenture, the issuance of the Guarantees by the Delaware Guarantors and related matters;

(h)           an executed copy of the Registration Rights Agreement;

(i)                                     the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(j)                                     the opinion of Cox & Smith Incorporated, dated the date hereof and filed with the Commission as Exhibit 5.2 to the Registration Statement (the "Cox & Smith Opinion"); and

(k)                                  the opinion of James, McElroy & Diehl, P.A., dated the date hereof and filed with the Commission as Exhibit 5.3 to the Registration Statement (the "JMD Opinion").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Our opinions set forth herein are limited to the general corporate law of the State of Delaware and the laws of the State of New York (the “Applicable Law”) that are applicable to transactions of the type contemplated by the Exchange Offer, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing, including the Applicable Law, being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined On Law or as the effect of any such non-opined-on law on the opinions herein stated.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a)  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)  we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the New Notes, the Guarantees, the Indenture and the Registration Rights Agreement or any transactions contemplated thereby; and

(c)  we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

Members of our firm are admitted to the practice of law in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the Opined on Law to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than the Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We note that (1) with respect to certain matters governed by the laws of the State of Texas, the Issuer is receiving, and filing with the Commission on the date hereof, the Cox & Smith Opinion and (2) with respect to certain matters governed by the laws of the State of North Carolina, the Issuer is receiving, and filing with the Commission on the date hereof, the JMD Opinion.  We have reviewed each of the Cox & Smith Opinion and the JMD Opinion and, based on such review, we are relying on each of the Cox & Smith Opinion and the JMD Opinion in providing the opinions set forth below.  The opinions set forth below are subject to the assumptions and qualifications contained in each of the Cox & Smith Opinion and the JMD Opinion.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    The Indenture is a valid and binding agreement of the Issuer and the Guarantors, respectively, enforceable against each of them in accordance with its terms.  The Indenture complies as to form, in all material respects, to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”) applicable to an Indenture that is required to be qualified under the TIA.

2.    When the New Notes (in the form examined by us) have been duly authenticated, issued, executed and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreement and the Indenture, the New Notes and the Guarantees will constitute valid and binding obligations of the Issuer and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Issuer and the Guarantors, respectively, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Name	Jurisdiction of Organization

Medclaim, Inc.*	North Carolina
KCI Holding Company, Inc.**	Delaware
KCI Real Holdings, L.L.C.**	Delaware
KCI International, Inc.**	Delaware
KCI Licensing, Inc.**	Delaware
KCI Properties Limited*	Texas
KCI Real Property Limited*	Texas
KCI USA, Inc.**	Delaware
KCI USA Real Holdings, L.L.C.**	Delaware

*  “Non-Delaware Guarantor”.

**  “Delaware Guarantor”.